Exhibit 99.5

December 11, 2025 Brand Meditech Limited 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009 Cayman Islands	21/F, 8 Queen’s Road Central, Central, Hong Kong 香港中環皇后大道中8號21樓 Tel : +852 3700 4000 | Fax : +852 3700 4099 Partners Chan Ho M ingLau Yeung Yeung www.hmchan.com.hk Our ref: HMC329-002.MC

Dear Sirs,

Legal Opinion on Certain Hong Kong Legal Matters

1.	INTRODUCTION

We have acted as the Hong Kong legal counsel to Brand Meditech Limited (the “Company”, and together with its subsidiaries, the “Group”), a company incorporated under the laws of the Cayman Islands, in connection with:

(a)	the Company’s proposed initial public offering (the “Offering”) of 900,000 Class A ordinary shares with par value of US$0.00001 per share (the “Ordinary Shares”) of the Company as set forth in the Company’s registration statement on Form F-1 in relation to the Offering, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933 (as amended) (the “U.S. Securities Act”); and

(b)	the Company’s proposed listing of the Ordinary Shares on the Nasdaq Capital Market.

2.	BASIS OF OPINION

2.1	Reliance and disclosure

2.1.1	This opinion letter (the “Opinion Letter”) is issued solely for the purpose of and in connection with the Registration Statement publicly filed with the SEC on the date of this Opinion Letter and may not be used for any other purpose without our prior written consent.

2.1.2	We hereby consent to the use of this Opinion Letter in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act, or the regulations promulgated thereunder.

2.2	Limitations

2.2.1	We give the opinion in this Opinion Letter on the basis of and subject to, the assumptions in Schedule 1 (the “Assumptions”), the limitations set out in this paragraph 2.2 (the “Limitations”) and the qualifications in Schedule 2 (the “Qualifications”), as well as any matters not disclosed to us. We have not made any other enquiries or searches concerning any party (whether within this firm or otherwise), except expressly as mentioned within this Opinion Letter.

2.2.2	This Opinion Letter is confined strictly to the statements set forth in the Registration Statement to the extent related to Hong Kong law under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities – Hong Kong”, “Corporate History and Structure”, “Regulations”, and “Material Tax Considerations – Hong Kong Taxation”, and is not to be read as extending, by implication or otherwise, to any other matter.

H.M. Chan & Co is a firm of Hong Kong solicitors regulated by the Law Society of Hong Kong and practising Hong Kong law.

2.2.3	This Opinion Letter is limited to, and given on the basis of, Hong Kong law in effect as at the date of this Opinion Letter. We express no opinion as to the laws of any other jurisdiction, or the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any other jurisdiction or their effect, nor as to any documents other than the Registration Statement.

2.2.4	This Opinion Letter is to be governed by and construed in accordance with Hong Kong law as at the date of this Opinion Letter. We assume no obligation to update or supplement this Opinion Letter to reflect any facts or circumstances that arise after the date of this Opinion Letter and/or come to our attention, or any future changes in the laws.

3.	OPINION

Subject to the Assumptions, Limitations and Qualifications, and having regard to such considerations of the laws of Hong Kong as at the date hereof, we are of the opinion that:

(a)	the statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities – Hong Kong”, “Corporate History and Structure”, and “Regulations” in each case insofar as such statements purport to describe or summarise Hong Kong legal matters, are true and accurate in all material respects, and fairly present and summarise in all material respects the Hong Kong legal matters stated therein as at the date hereof; and

(b)	the statements set forth in the Registration Statement under the caption “Material Tax Considerations – Hong Kong Taxation” are true and accurate in all material aspects, and fairly present and summarise in all material respects the Hong Kong laws with respect to profit tax applicable to the business operation of the subsidiaries of the Company in Hong Kong.

Yours faithfully,

/s/ H.M. Chan & Co
H.M. Chan & Co

Schedule 1

Assumptions

For the purpose of giving the opinion in this Opinion Letter, we have made the following Assumptions:

1.	Accuracy of Documents

(a)	The documents we have received from the Company as we have considered necessary for the purpose of rendering this Opinion Letter (the “Documents”) are, and will continue to be, authentic, genuine, complete and accurate of facts and matters stated.

(b)	All Documents submitted to us in translated, certified, photostatic, electronic, faxed or copy form are complete and conform to the originals of those documents.

(c)	No amendments (manuscript or otherwise) have been or will be made to the Documents.

(d)	Signatures and seals (if any) on all Documents are genuine and authentic.

(e)	There is no information which has been omitted to be disclosed to us which could materially affect this Opinion Letter.

2.	Parties to the Documents

Each party to the Documents:

(a)	if a legal person or other entity, is duly established and validly existing under the laws of its jurisdiction of incorporation, or if an individual, has full capacity for civil conduct;

(b)	has the capacity, power, authority and legal right to enter into and to exercise its/his/her rights and to perform its/his/her obligations under the Documents; and

(c)	has duly authorised, executed and delivered the Documents in accordance with the laws of its jurisdiction of organisation or incorporation (where applicable) or the laws that it/he/she is subject to, and such authorisation has not been amended or revoked and remains valid.

3.	Foreign laws

(a)	There are no laws, rules, regulations or requirements of any jurisdiction outside Hong Kong which will render the execution, delivery or performance of the Documents illegal or ineffective.

(b)	None of the opinion expressed in this Opinion Letter will be affected by any laws (including those relating to public policy) of any jurisdiction outside Hong Kong.

4.	The Documents and parties’ obligations

The Documents and the obligations expressed to be assumed by the parties to them are legal, valid, binding and enforceable (i) in accordance with all applicable laws (other than Hong Kong law) against any party to it; and (ii) under Hong Kong law, against any party to it.

5.	Accuracy of representations

All factual statements made to us by the Company in connection with this Opinion Letter are when made or deemed to be made true, correct, complete and not misleading up to the date hereof.

Schedule 2

Qualifications

The opinion given in this Opinion Letter is subject to the following Qualifications:

1.	Scope and intended purpose

(a)	Our opinion is given based solely on the description of the business and activities of the Group as set out in the Registration Statement.

(b)	This Opinion Letter is intended to be used solely for the purpose and in the context specifically referred to herein. It should be read as a whole, and each paragraph of the Opinion Letter should not be read independently.

2.	Exclusions

We express no opinion as to:

(a)	matters of fact;

(b)	the accuracy and completeness of the business and activities of the Group as set out in the Registration Statement;

(c)	the financial status and performance, good standing or business prospect, whether past, present or future, of the Group; or

(d)	taxation (other than the opinion stated in paragraph 3(b) of this Opinion Letter) or accounting matters.

No inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this Opinion Letter.

3.	Laws of Hong Kong

(a)	The statements in relation to Hong Kong legal matters referred to in this Opinion Letter are an overview of the relevant laws and regulations of Hong Kong and are not intended to be a complete and comprehensive presentation of such matter.

(b)	This Opinion Letter is issued based on the laws and regulations of Hong Kong that are in effect as at the date of this Opinion Letter. There is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended, repealed or revoked in the future with or without retrospective effect.

4.	Equitable remedies, public policy and enforceability

Our opinion is subject to the effect of:

(a)	legal or statutory principles which may affect the enforceability of contractual rights generally under the applicable principles of public policy, social ethics, national security, good faith, fair dealing, and other applicable statutes of limitation;

(b)	any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form;

(c)	judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defences, or calculation of damages; and

(d)	the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong.

5.	Searches and enquiries

We may rely, as to matters of fact and to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches conducted in Hong Kong.

4